UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2014

LIBERTY INTERACTIVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 13, 2014, Liberty Interactive Corporation (the “Corporation” or “we”) delivered to its executive officers and directors (collectively, the “Covered Persons”) a notice under Rule 104(b)(2)(ii) of Regulation BTR, pursuant to which the Corporation has imposed a “blackout” period in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 (“SOX”) and the Securities and Exchange Commission regulations.

Because a blackout period has been imposed under the Liberty Media 401(k) Savings Plan (the “Plan”), in which the Corporation is an adopting employer, beginning on Friday, August 22, 2014 at 4:00 p.m., ET, and ending on or about Tuesday, September 2, 2014, we are imposing a SOX blackout period beginning on Friday, August 22, 2014 at 4:00 p.m., ET, and ending on or about Tuesday, September 2, 2014. We will advise the Covered Persons when the SOX blackout period ends, if earlier or later than the specified date and time. The blackout period under the Plan is needed in connection with the proposed distribution of shares of Series A common stock of Liberty TripAdvisor Holdings, Inc. (“TripCo”), a wholly owned subsidiary of the Corporation, to holders of the Corporation’s Series A Liberty Ventures common stock in order to effect the proposed spin-off of TripCo by the Corporation (the “Spin-Off”), which is subject to the satisfaction or waiver of various conditions.

While the SOX blackout period is in effect, the Covered Persons (and their immediate family members who share their residence) should not, directly or indirectly, engage in any purchase, sale, transfer, acquisition, or disposition of (i) any equity securities of the Corporation relating to the Corporation’s Liberty Ventures tracking stock, including common stock and options, and (ii) any equity securities of TripCo, including common stock and options. There are limited exclusions and exemptions from this rule. Further, the above prohibition is in addition to other restrictions on trading activity that the Corporation imposes on its executive officers and directors, including under the Corporation's insider trading policy and any administrative blackout related to the Corporation's online incentive award platform.

The Corporation was unable to definitively determine the distribution date for the completion of the Spin-Off (and therefore was unable to determine the dates of the SOX blackout period) until the Securities and Exchange Commission declared the registration statement relating to the distribution of TripCo common stock in the Spin-Off effective, which occurred on August 12, 2014. Accordingly, the Corporation was not able to send the notice required under Rule 104 of Regulation BTR until August 13, 2014, which was the first business day following the date on which such registration statement was declared effective. Due to the events described above, this delay was beyond the reasonable control of the Corporation and was unforeseeable to the Corporation. Now that the dates of the SOX blackout period have been determined, the Corporation has provided the Covered Persons with the requisite notice under Rule 104(b)(2)(ii) of Regulation BTR.

If the Covered Persons have any questions pertaining to the notice or the SOX blackout period, they were directed to contact Rich Baer, Pam Coe or Craig Troyer in the Legal Department of the Corporation by telephone at 720-875-5300 or by mail at 12300 Liberty Boulevard, Englewood, CO 80112.

Item 8.01. Other Events
On August 11, 2014, Liberty Interactive Corporation issued a press release (the “Press Release”) containing information regarding (i) the record and distribution dates for the upcoming spin-off (the “Spin-Off”) of its wholly owned subsidiary Liberty TripAdvisor Holdings, Inc. (“TripCo”) and (ii) the trading symbols that are expected to be used by TripCo common stock following the Spin-Off. The Press Release being filed herewith as Exhibit 99.1 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name
99.1	Press Release dated August 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2014

LIBERTY INTERACTIVE CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release dated August 11, 2014.